UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

June 17, 2009
Date of Report (Date of earliest event reported)

DOUGLAS LAKE MINERALS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50907	98-0430222
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 400 - 1445 West Georgia Street Vancouver, British Columbia, Canada	V6G 2T3
(Address of principal executive offices)	(Zip Code)

(604) 669-0323
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 8 - Other Events

Item 8.01          Other Events.

On June 17, 2009, the British Columbia Securities Commission (the "BCSC") revoked its cease trade order (the "CTO") issued on April 3, 2009 against Douglas Lake Minerals Inc. (the "Company").

As previously disclosed in the Company's Current Report on Form 8-K dated April 3, 2009, the Company is considered an "OTC reporting issuer" under the BCSC's Instrument 51-509 Issuers Quoted in the U.S. Over-the-Counter Markets. On April 3, 2009, the Company received a CTO from the BCSC, which is limited to the Province of British Columbia, for not filing a technical report under Canadian National Instrument 43-101 Standards of Disclosure for Mineral Projects ("NI 43-101") respecting certain previous disclosure regarding certain of the Company's material property interests.

The Company has addressed the BCSC's concerns by, among other things, issuing a news release on June 16, 2009, announcing that the Company has received a project report respecting the Company's Mkuvia Gold Placer Property (the "Property"), located in Tanzania., as more fully described in the Company's Current Report on Form 8-K dated June 16, 2009. Such project report does not comply with NI 43-101, and the Company has undertaken to the BCSC to file a NI 43-101 compliant technical report on the Property within 45 days of June 16, 2009, in accordance with applicable Canadian securities laws.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DOUGLAS LAKE MINERALS INC.
DATE: June 18, 2009.	By: "Harpreet Singh Sangha" Name: Harpreet Singh Sangha Position: President, Chief Executive Officer, Principal Executive Officer, Secretary, Treasurer and a director

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